UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2012

EZCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas		78746
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

On February 17, 2012, the sole holder of the company’s Class B Voting Common Stock re-elected the following persons to serve on the company’s Board of Directors: Joseph J. Beal, Sterling B. Brinkley, Pablo Lagos Espinosa, John Farrell, William C. Love, Thomas C. Roberts and Paul E. Rothamel. Each of such persons was previously serving on the Board of Directors, and as a result of his re-election, each shall serve an additional one-year term until the next annual meeting of stockholders (or, if earlier, until his death, removal or resignation).

On February 17, 2012, there were 2,970,171 shares of the company’s Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.

Item 7.01 — Regulation FD Disclosure

On February 17, 2012, the company held its Annual Meeting of Stockholders. The company’s publicly-traded Class A Non-Voting Common Stock is not entitled to vote on any matters, and thus, no proposals or other matters were presented for voting at the meeting. Management did, however, review the company’s financial and operating results and discussed plans and initiatives for the future. A copy of the presentation materials is posted in the Investor Relations section of the company’s website at www.ezcorp.com.

The information set forth, or referred to, in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: February 21, 2012	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary